                                                                    EXHIBIT 10.4


                                                       PERSONAL AND CONFIDENTIAL


October 2, 1995


Stevan A. Sandberg
Address

Dear Steve:

          The Board of Directors (the "Board") of Rockefeller Center Properties, Inc. (the "Company") has determined that it is in the best interests of the Company and its shareholders to retain your services as an officer of the Company under the terms and provisions set forth in this letter agreement (this "Agreement").

          You hereby confirm (1) that except as stated in Schedule 1 hereto you have terminated all business relationships between you and Rockefeller Group, Inc. ("RGI") and all affiliates of RGI, including any employment relationships,
(2) that you have no understandings or agreements, formal or informal, with RGI or any affiliate of RGI with respect to any future business relationships, including any employment relationships and (3) that you will not enter into any relationships, understandings or agreements of the types described above without the express, prior written consent of the Board.

          During the term of this Agreement, the Company agrees to employ you, and you agree to be employed by the Company, as its Executive Vice President; PROVIDED, that the Board may remove you from such position or terminate your employment by the Company in any capacity with or without Cause (as defined in Schedule 2 hereto), at any time, with the consequences set forth below. As such, you agree that you shall use your best efforts and, except to the extent required for you to discharge the responsibilities described in Schedule 1 hereto, you shall devote your entire business time to diligently furthering the interests of the Company. In that regard, you agree to perform such duties and services, and to have such responsibilities, as may from time to time be assigned to you by the President and Chief Executive Officer of the Company, including, without limitation, at all times maintaining and improving, to the best of your ability, the relationship between the Company and its shareholders.

          The term of this Agreement shall commence as of October 16, 1995, and shall terminate on the earlier to occur of

     -    your death or Disability (as defined in Schedule 2 hereto),

     - any voluntary termination of your employment (which termination shall be effective upon ten days' prior notice),

     - April 16, 1996 unless prior to March 16, 1996 you and the Company have agreed to extend the period of your employment hereunder, or

     - any termination of your employment by the Company for Cause (as defined in Schedule 2 hereto) or otherwise.

     - any termination of your employment by the Company if the Company shall determine that your discharge of the responsibilities described in
          Schedule 1 hereto has made you unable to devote substantially all of your business time to the discharge of your duties to the Company hereunder.

Subject to the provisions of the following sentence, in the event of any termination of the term of this Agreement pursuant to this paragraph the Company will pay to you all Salary earned through the date of such termination but shall have no liability to pay you any Salary or to provide you any Benefits or Perquisites of the nature described in Schedule 2 hereto, or any other benefits or perquisites after the date of such termination. In the event of any termination of your employment by the Company which is not for Cause (as defined in Schedule 2 hereto) or pursuant to the last bullet point above and in the event your employment hereunder is not extended beyond April 16, 1996 the Company will pay to you the sum of $120,000 on the date of termination or on April l6, 1996, as the case may be.

          During the term of this Agreement, you shall not, without the prior express written consent of the Board, buy, sell, lease, invest in, take an option on or otherwise directly or indirectly become involved with real property for your own account, except with respect to your personal residence and/or vacation home, nor shall you act as a principal, whether disclosed or undisclosed, in connection with any transaction that involves the Company.

          In consideration of your agreement to be employed by the Company under the terms and provisions of this Agreement, the Company agrees, during the term of this Agreement, to provide you with the compensation arrangements, Benefits and Perquisites listed on Schedule 2 hereto.

          You will be reimbursed by the Company for entertainment and similar business expenses reasonably incurred by you in performing your duties hereunder approve as in accordance with the usual policies of the Company.

          You acknowledge that you now have and will have access to and become acquainted with proprietary and confidential information regarding the Company and other persons with whom the Company has business relationships that is not available to the public. You agree that you will not, at any time, directly or indirectly, (i) use or disclose such information, except as is necessary and appropriate in connection with the rendering by you of services to the Company under this Agreement, or (ii) make, or cause to be made, any statement or publication about or concerning the Company or its shareholders (or any fiduciary or beneficiary of any shareholder that is a trust or an estate), unless you reasonably believe it to be in the best interests of, or necessary for the proper conduct of the business of, the Company (or any fiduciary or beneficiary of any shareholder that is a trust or an estate), other than statements or publications that you reasonably believe to be necessary to protect and enforce your rights under this Agreement.

          You confirm that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by you relating to the business of the Company shall be and remain the property of the Company.

           You further agree that you will not, at any time, communicate or disclose to any person, news organization or other entity, either directly or indirectly, any information relating to transactions which the Company is actively pursuing with other parties or which the Company has at any time considered unless you have first obtained the consent of the Company to such communications or disclosures.

          You agree that you shall be reasonably available to assist the Company in any investigations or litigation matters engaged in by the Company.

          No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by you and by a duly authorized officer of the Company. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the principles of conflict of law and it contains the entire agreement and understanding between the parties, superseding any and all other prior agreements between you and the Company. The Company may withhold from any amounts payable to you hereunder any amounts which are required to be withheld for federal, state or local taxes. The respective rights and obligations of you and the Company under this Agreement shall survive the termination or expiration of this Agreement to the extent necessary to the intended preservation of such rights and obligations. This Agreement cannot be assigned by you.

          Without intending to limit the remedies available to the Company, you acknowledge that a breach of any of the provisions of this Agreement may result in material and irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining you from engaging in activities prohibited by this Agreement or such other relief as may be required specifically to enforce any of the covenants in this Agreement.

          All notices or communications under this Agreement shall be in writing, addressed as follows:

          To the Company:

               Rockefeller Center Properties, Inc.
               1270 Avenue of the Americas
               New York, New York  10020

               Attention:  President and Chief Executive Officer

          To the Employee:

               Stevan A. Sandberg
               Address

          Any such notice or communication shall be delivered in person, or by certified or registered mail, return receipt requested, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt, as shown by the receipt therefor, will determine the time at which notice was given.

          Any disputes between the parties to this Agreement shall be settled by arbitration in New York, New York under the auspices of, and in accordance with the rules of, the American Arbitration Association. The decision in such arbitration shall be final and conclusive on the parties and judgment upon such decision may be entered in any court having jurisdiction thereof. Pending resolution of any dispute, any amounts payable pursuant to the terms of this Agreement shall be set aside by the Company in an escrow account. Upon resolution of the dispute, such amounts held in the escrow account shall be paid to the appropriate party.

          If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) such court shall have the authority to replace such invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

          If you are in agreement with the foregoing, please sign, date and return one copy of this Agreement, whereupon this letter will be an agreement between you and the Company, effective as of October 2, 1995.


                             Sincerely,

                             ROCKEFELLER CENTER PROPERTIES, INC.


                             By:  /s/ Richard M. Scarlata
                                ------------------------------------------------
                             Title:  President and Chief Executive Officer

Agreed to and Accepted:


/s/ Stevan A. Sandberg
-----------------------
Stevan A. Sandberg           Dated:  October 2, 1995
                                   ---------------------------------------------

SCHEDULE 1


          The only ongoing business relationships between Stevan A. Sandberg and RGI and affiliates of RGI which shall be permitted are the following: Mr. Sandberg will be permitted to render legal services to Cushman & Wakefield, Inc. ("C&W"), an affiliate of RGI, in connection with C&W's real estate services business and internal operations, so long as such legal services do not relate to any matter affecting Rockefeller Center or the Company.

                                   SCHEDULE 2


          SALARY (payable semi-monthly in arrears)                 $30,000/month

          BENEFIT PLANS - Participation in the following Company plans as in effect from time to time, in accordance with the terms of such plans and subject to any underwriting restrictions imposed upon the insurance carriers: (i) Life Insurance Plan, Long-term Disability Plan, (ii) Health and Dental Insurance Plans, (iii) Retirement Plan and (iv) Savings Plan.

          PERQUISITES - Selection of perquisites from among those generally available to senior executives of the Company, and an additional amount of cash representing any taxes assessed thereon, subject to such perquisite selections
(i) not being unlawful, or (ii) as a result of a change in any law or the application thereof, not resulting in or having an adverse effect on the Company. The aggregate cost of such perquisites shall not exceed $9,000 during the original term of this Agreement.

          "CAUSE" means your dishonesty, fraud or wilful misrepresentation to the Company or any third person; your willful refusal or failure to comply with the terms of this Agreement or the substantive policies, rules or regulations of the Company; your willful gross misconduct or gross negligence that results in material harm to the Company; or your commission of an act or acts involving moral turpitude or a felony crime.

          "DISABILITY" means a physical or mental disability which causes you to be unable to render the services contemplated in this Agreement for as many as four weeks or more (whether or not consecutive) during the original term of this Agreement.